AMENDMENT NO. 5 TO DISTRIBUTION AGREEMENT

THIS AMENDMENT NO. 5 TO DISTRIBUTION AGREEMENT (this “Amendment”)

effective as of August 24, 2023, by and between Segall Bryant & Hamill Trust, a Massachusetts business trust (the “Trust”), and Ultimus Fund Distributors, LLC, an Ohio limited liability company (“Ultimus”).

WHEREAS, Ultimus and the Trust are parties to that certain Distribution Agreement dated May 3, 2019, as amended (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement as described herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendments.

(a)	Schedule A to the Agreement hereby is deleted in its entirety and replaced with Schedule A attached hereto, as the same may be amended from time to time.

2.	Miscellaneous.

(a)                Except as amended hereby, the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer as of the date and year first above written.

SEGALL BRYANT & HAMILL TRUST By: /s/ Jasper R. Frontz Name: Jasper R. Frontz Title: Treasurer & CCO	ULTIMUS FUND DISTRIBUTORS, LLC By: /s/ Kevin Guerette Kevin Guerette President

SCHEDULE A
To the
Distribution Agreement
Between
Segall Bryant & Hamill Trust
and
Ultimus Fund Distributors, LLC
Dated May 3, 2019

Fund Portfolio(s)
Segall Bryant & Hamill Small Cap Value Fund
Segall Bryant & Hamill Small Cap Growth Fund
Segall Bryant & Hamill Small Cap Core Fund
Segall Bryant & Hamill All Cap Fund
Segall Bryant & Hamill Emerging Markets Fund
Segall Bryant & Hamill International Small Cap Fund
Segall Bryant & Hamill Global All Cap Fund
Segall Bryant & Hamill Short Term Plus Fund
Segall Bryant & Hamill Plus Bond Fund
Segall Bryant & Hamill Quality High Yield Fund
Segall Bryant & Hamill Municipal Opportunities Fund
Segall Bryant & Hamill Colorado Tax Free Fund

The parties duly executed this Schedule A as of August 24, 2023.

	Segall Bryant & Hamill Trust		Ultimus Fund Distributors, LLC
On behalf of all Funds listed on this Schedule A to the Distribution Agreement
By:	/s/ Jasper R. Frontz	By:	/s/ Kevin Guerette
Name:	Jasper R. Frontz	Name:	Kevin Guerette
Title:	Treasurer & CCO	Title:	President